Exhibit 99.3 4th Quarter Earnings Conference Call January 19th, 2024

2 2023 Overview Continue to deliver consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. Key Performance Metrics 4Q23 FY23 Reported Adjusted(1) Reported Adjusted(1) Net Income Available to Common Shareholders $367M $2.0B Diluted Earnings Per Share $0.39 $2.11 Total Revenue $1.8B $1.8B $7.6B $7.6B Non-Interest Expense $1.2B $1.0B $4.4B 4.3B Pre-Tax Pre-Provision Income(1) $626M $774M $3.2B $3.3B Efficiency Ratio 65.0% 56.9% 57.9% 55.9% Net-Charge Offs / Avg Loans 0.54% 0.39% 0.40% 0.37% Highlights • Record FY pre-tax pre-provision income(1) of $3.2B • One of the best FY ROATCE(1) in the peer group of 21.9% (15.9% ex. AOCI) • Enhanced credit and interest rate risk management processes and platforms; Continued focus on disciplined capital allocation and risk-adjusted returns • Continue to benefit from loyal customer base, attractive footprint generating strong & diverse balance sheet with solid capital, robust liquidity and prudent credit risk management • Proactive hedging strategies to position Regions for success in an array of economic conditions • Confident about Regions' positioning heading into 2024

3 • Avg and ending loans decreased modestly QoQ; Ending loans grew ~1.4% vs PY • Avg business loans declined ~1% QoQ; Reserving capital for full relationship business ◦ Line commitments decreased ~$600M and utilization decreased to 42.3% • Avg consumer loans remained relatively flat as growth in mortgage and EnerBank partially offset by declines in home equity and the ~$300M unsecured consumer portfolio sale • Expect 2024 average loan balances to grow in the low-single digits compared to 2023 Loans Softening demand but continuing to support our clients $97.0 $98.9 $98.4 64.7 65.4 64.9 32.3 33.5 33.5 4Q22 3Q23 4Q23 (Ending, $ in billions) $95.8 $98.8 $98.3 63.8 65.4 64.9 32.0 33.4 33.4 4Q22 3Q23 4Q23 Loans and leases (Average, $ in billions) Business loansConsumer loans QoQ Highlights & Outlook

4 $131.7 $126.2 $127.8 83.5 81.0 80.0 37.1 34.7 36.9 9.1 7.8 7.7 2.0 2.7 3.2 4Q22 3Q23 4Q23 $133.0 $125.2 $126.4 83.6 80.0 79.4 38.2 34.9 36.3 9.0 7.5 7.7 2.2 2.8 3.0 4Q22 3Q23 4Q23 Deposits Normalization occurring as expected (1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) Wealth Mgt Other(1) Consumer Bank Corporate Bank • Deposits increased modestly both on an average and ending basis primarily due to increases in IB business products; Expect to partially reverse with tax season in 1Q • All three businesses continue to experience remixing from NIB to IB; Pace of remixing has slowed • Within Consumer, continue to see balance normalization with ratio of checking balances to spending levels getting closer to pre-pandemic levels • Expect incremental remixing out of low-cost savings and checking products of $2-3B and total balances stabilizing by mid-year 2024; NIB mix percentage in low 30% range (Ending, $ in billions) Deposits by Segment (Average, $ in billions) QoQ Highlights & Outlook

NII & Margin Performance

GENERATING Consistent Sustainable Long-term Performance

FTE NII and NIM
($ in millions)



$1,414
$1,304
$1,244
3.99%
3.73%
3.60%
4Q22
3Q23
4Q23
NII
NIM

NII Attribution



$1,291
$1,231

	3Q23	Deposit Cost/Mix(1)	Hedges	Market Rates(2)	Lease Yield Adj. (3Q)	Other(3)	4Q23
NII		-$66M	-$24M	+$18M	+$8M	+$4M	-$60M
NIM		-19bps	-7bps	+5bps	+2bps	+6bps	-13bps

Drivers of NII and NIM

- NII -$60M, or -4.6% QoQ; NIM -13bps to 3.60%
- Elevated long-term interest rates increase new production fixed-rate asset yields
  - Added $500M to securities balance
- Deposit mix and pricing normalization
  - 4Q deposit cost = 1.41%
  - 4Q interest-bearing deposit cost = 2.14% (39% cycle-to-date beta)
- Beginning of active period on $3B of previously added, forward starting hedges (receive rate 2.89%) reduces NII in the current rate environment; reduces NII volatility to future rate moves

NII Range and Assumptions for 2024(4)

- NII and NIM to decline from deposit cost normalization and forward starting swaps, offset by asset turnover at elevated rate levels
- 2024 NII expected to stabilize over the first half of the year and grow over the back half of the year
  - 1Q24 NII expected to decline 3-5% vs 4Q23
  - 2024 NII expected to be $4.7-$4.8B
- 2024 NIM expected to be ~3.50%
- Assumes rising rate interest-bearing deposit beta peaks in the ~mid-40s; falling rate beta ~mid-30s in 2024

(1) Deposit impacts include the increase in deposit interest expense, offset by lower wholesale borrowings costs due to deposit funding growth. (2) Market rate impacts include contractual loan, cash and borrowings repricing; fixed asset turnover at higher market rates; securities premium amortization net discount accretion lower vs 3Q at $17M. (3) Other includes the unsecured consumer portfolio loan sale, credit interest recoveries, loan fees, and lower cash balances. (4) Expectations assume stable or lower short-term interest rates; flat long-term rate held at 12/31/2023 levels.

REGIONS 5

2024 NII Range and Assumptions

GENERATING Consistent Sustainable Long-term Performance

"Neutral" interest rate risk position; NII performance will depend mostly on deposit dynamics

2024 NII(1) Performance Range(2)

$4.8 Billion

$4.7 Billion

Upper End

- Easing fed funds rate and steeper yield curve
- Falling rate deposit beta consistent with rising rate cycle (~45% beta)
- Accelerating loan and deposit growth later in year

Lower End

- Stable or easing fed funds rate with flatter yield curve
- Less responsive deposit rates if market rates fall (~25% beta)
- Modest loan and deposit growth later in year

NII Sensitivity to Interest Rates

- Through hedging, managed NII sensitivity to be *mostly neutral* to changes in interest rates late in the cycle
  - *Sensitivity to short-term rates*: given mostly neutral position, more or less fed funds cuts will not be a material driver of NII variability within the range; assume mid-30%s falling rate interest-bearing deposit beta
  - *Sensitivity to middle/long-term rates*: remain modestly asset sensitive due to $12-14B in fixed rate loan production & securities reinvestment per year
- Reduction in NII sensitivity over past year from deposit repricing/remixing and forward starting hedges becoming active

(1) NII represents non-FTE Net Interest Income
(2) Range assumes long-end of the yield curve does not deviate materially from year-end 2023 levels and that low-cost deposit runoff remains in the -$2 billion to -$3 billion range

REGIONS 6

7 Adj. Non-Interest Income $550 $567 $581 4Q22 3Q23 4Q23 Change vs ($ in millions) 4Q23 3Q23 4Q22 Service charges $143 0.7% (5.9)% Card and ATM fees 127 0.8% (2.3)% Capital markets (Ex CVA/DVA) 53 (20.9)% (26.4)% Capital markets - CVA/DVA (5) (66.7)% 54.5% Wealth management income 117 4.5% 8.3% Mortgage income 31 10.7% 29.2% Non-Interest Income (1) Non-GAAP; see appendix for reconciliation. • NIR increased ~2% on both a reported and adjusted(1) basis as a decline in capital markets was offset by modest increases in most other categories • Mortgage income increased ~11% driven by higher servicing income associated with bulk purchase of MSR in 3Q23 • Service charges increased ~1%; Treasury Management revenue grew ~1% in 4Q delivering another record year in 2023 • Total capital markets income decreased ~25%; Ex. CVA/DVA decreased ~21% driven by lower RECM and M&A • Wealth Management income increased ~4% in 4Q mainly driven by production and market impacts; delivering another record year in 2023 • Expect full-year 2024 adjusted non- interest income to be $2.3 -$2.4B Non-Interest Income $600 $566 $580 4Q22 3Q23 4Q23 ($ in millions) ($ in millions) (1) QoQ Highlights & Outlook

Non-Interest Expense

GENERATING
Consistent Sustainable
Long-term Performance

Non-Interest Expense

($ in millions)



$1,017
$1,093
$1,185
50.5%
58.5%
65.0%
4Q22
3Q23
4Q23
Non-interest expense
Efficiency ratio

Adj. Non-Interest Expense(1)

($ in millions)



$1,012
$1,089
$53
$1,038
51.6%
58.2%
56.9%
4Q22
3Q23
4Q23
Adjusted non-interest expense(1)
Incremental operational losses
Adjusted efficiency ratio(1)

Adj. Non-Interest Expense(1)(2)(3)

($ in millions)



3.3% CAGR
3,387
3,419
3,434
3,443
3,541
3,698
3,886
4,262
$135
2016
2017
2018
2019
2020
2021
2022
2023
Adjusted non-interest expense
Incremental Operational Lossess

QoQ Highlights & Outlook

- NIE increased ~8% on a reported basis including $119M FDIC special assessment and $28M in severance-related costs but decreased ~5% on an adjusted basis(1) driven by lower operational losses
  - 2024 quarterly operational losses are expected to be $20-$25M(4)
- Salaries & benefits increased ~3% driven by increased severance-related costs partially offset by lower incentive compensation and reduced headcount
- Other NIE includes a $10M pension settlement charge in 4Q vs. a $7M charge in 3Q
- Committed to prudent expense management focusing on largest categories- S&B, occupancy and vendor spend
- Expect full-year 2024 adjusted NIE to be ~$4.1B

(1) Non-GAAP; see appendix for reconciliation. (2) Adjusted NIE in 2020-2022 were impacted by 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors. (3) Excluding incremental operational losses in 2023, CAGR would be 2.9%. (4) Included in 2024 FY adjusted NIE guidance.

REGIONS 8

Asset Quality

Underlying credit performance continues to normalize as expected

GENERATING Consistent Sustainable Long-term Performance

Net charge-offs

($ in millions)



0.29%
0.40%
0.54%
0.39%
69
101
132
$35
4Q22
3Q23
4Q23
Adjusted Net Charge-Offs(1)
Net Charge-Offs Ratio
Adjusted Net Charge-Offs Ratio(1)
Unsecured Consumer Portfolio Loan Sale(2)

- 4Q annualized NCOs totaled 54 bps, increasing 14 bps QoQ; Ex. impact of the unsecured consumer portfolio loan sale, adjusted NCOs were 39 bps[1]
- 4Q NPLs and business services criticized loans increased; 4Q NPL increase attributable primarily to downgrades within industries previously identified as higher risk[3]
- 4Q ACL/Loans ratio increased 3 bps; total ACL $ increase attributable to adverse risk migration and continued credit quality normalization, as well as a build in qualitative adjustments for incremental risk primarily in higher risk portfolios
  - ACL on Office Portfolio increased to 4.3%; Remain confident about composition of Office Portfolio
- Expect full-year 2024 NCOs to be 40-50 bps

Allowance for Credit Losses (ACL)

($ in millions)



$1,582
$1,677
$1,700
317%
261%
211%
1.63%
1.70%
1.73%
4Q22
3Q23
4Q23
ACL
ACL/Loans
ACL/NPLs

Non-Performing Loans (NPLs)

($ in millions)



$500
$642
$805
0.52%
0.65%
0.82%
4Q22
3Q23
4Q23
NPLs - excluding LHFS
NPL/Loans

(1) Non-GAAP; see appendix for reconciliation. (2) Loans sold in 4Q had an associated allowance of $27M and incurred a $35M fair value mark recorded through charge-offs, resulting in a net provision expense of $8M. (3) See Higher Risk Industry Segments slide 20.

REGIONS 9

10 0.82% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.54% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 4Q23 4Q22 1Q20 4Q22 4Q 23 • Non-Accrual and loss rate levels are seeing normalization as expected and will continue normalizing throughout 2024. (1) 4Q23 Adjusted NCOs are 0.39%. See appendix for non-GAAP reconciliation. (1) Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

GENERATING
Consistent Sustainable
Long-term Performance

Capital and Liquidity

Tier 1 capital ratio(1)



10.9%
11.6%
11.5%
4Q22
3Q23
4Q23

Common equity Tier 1 ratio(1)



9.6%
10.3%
10.2%
4Q22
3Q23
4Q23

Loan-to-deposit ratio(2)



74%
78%
77%
4Q22
3Q23
4Q23

QoQ Highlights & Outlook

- **Basel III Endgame** - Estimate a low to mid-single digit increase in RWAs under the Expanded Risk Based Approach in addition to the phase-in of AOCI into regulatory capital
  - CET1 adjusted to include AOCI at 12/31 is estimated at 8.2%(3)
- Common Equity Tier 1 (CET1) ratio(1) decreased to 10.2%, reflecting solid capital generation through earnings offset by common & preferred stock dividends and share repurchases
  - Declared 4Q common dividends of $223M and executed $252M in share repurchases
- Anticipate continuing to manage CET1 around 10% over the near term
- Tangible common book value per share(3) of $10.77, an 18% increase QoQ
- From 4Q23 through 3Q24, the Stress Capital Buffer will remain at 2.5%
- Total primary liquidity (TPL) as of 12/31 was ~$38.2B from readily available sources

(1) Current quarter ratios are estimated. (2) Based on ending balances. (3) Non-GAAP; see appendix for reconciliation.

REGIONS 11

2024 Expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2024 Expectations	
Net Interest Income (vs. 2023 of $5,320)[3]	$4.7-$4.8B
Adjusted Non-Interest Income (vs. adjusted 2023 of $2,259)[1][2]	$2.3-$2.4B
Adjusted Non-Interest Expense (vs. adjusted 2023 of $4,262)[1][2]	~$4.1B
Average Loans (vs. 2023 of $98,239)	grow low-single digits
Average Deposits (vs. 2023 of 126,543)	stable to modestly lower
Net Charge-Offs / Average Loans	40-50 bps
Effective Tax Rate	21-22%

SOUNDNESS PROFITability GROWTH

Expectations for 1Q24 & Beyond[3]

- 2024 NII expected to stabilize over the first half of the year and grow over the back half of the year
  - 1Q24 NII expected to decline 3-5% QoQ
- 2024 NIM expected to be ~3.50%
- Anticipate continuing to manage CET1 around 10% over the near term
- Expect continued credit normalization toward historical levels
  - Avg pre-pandemic NCOs were 46 bps, and avg NPL ratio was 107 bps

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations assume stable or lower short-term interest rates; flat long-term rate held at 12/31/2023 levels.

REGIONS 12

13 Appendix

Fourth Quarter 2023 Highlights

GENERATING Consistent Sustainable Long-term Performance

Summary of fourth quarter results

($ amounts in millions, except per share data)	4Q23	QoQ Change	YoY Change
Net interest income	$ 1,231	(4.6)%	(12.1)%
Provision for (benefit from) credit losses	155	6.9%	38.4%
Non-interest income	580	2.5%	(3.3)%
Non-interest expense	1,185	8.4%	16.5%
Income before income taxes	471	(23.9)%	(46.0)%
Income tax expense	80	(38.0)%	(57.2)%
Net income	391	(20.2)%	(42.9)%
Preferred dividends	24	(4.0)%	(4.0)%
Net income available to common shareholders	$ 367	(21.1)%	(44.4)%
Diluted EPS	$ 0.39	(20.4)%	(44.3)%

Selected items impact

(amounts in millions, except per share data)	4Q23	FY23
Pre-tax adjusted items[(1)]:		
Securities gains (losses), net	$ (2)	$ (5)
Leveraged lease termination gains	1	2
FDIC special assesment	(119)	(119)
Salary and employee benefits—severance charges	(28)	(31)
Branch consolidation, property and equipment charges	(3)	(7)
Early extinguishment of debt	4	4
Professional, legal and regulatory expenses	(1)	(1)
Net provision expense from sale of unsecured consumer loans[(4)]	(8)	(8)
Total pre-tax adjusted items[(1)]	$ (156)	$ (165)
Diluted EPS impact[(2)]	$ (0.13)	$ (0.13)
Additional selected items[(3)]:		
Capital markets income (loss) - CVA/DVA	$ (5)	$ (50)
Residential MSR net hedge performance	5	2
Pension settlement charges	(10)	(17)
Incremental operational losses related to fraud	—	(135)

(1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) Items impacting results or trends during the period, but are not considered non-GAAP adjustments. (4) Loans sold in 4Q had an associated allowance of $27M and incurred a $35M fair value mark recorded through charge-offs, resulting in a net provision expense of $8M.

REGIONS 14

Growth in Digital

GENERATING Consistent Sustainable Long-term Performance

Digital Usage

Active Users *(Millions)*(1)


+13%
2.27
2.40
2.56
4Q21
4Q22
4Q23

Mobile Banking

Mobile Banking Log-Ins *(Millions)*


+14%
158
161
181
4Q21
4Q22
4Q23

Customer Transactions(2)(3)


Non-Digital
Digital
31%
69%
29%
71%
26%
74%
4Q21
4Q22
4Q23

Sales and Transactions

Consumer Checking Sales by Channel(4)


2%
72%
26%
2%
76%
22%
2%
75%
23%
4Q21
4Q22
4Q23
Digital
Contact Center
Branch

Digital Lending Sales *(Accounts in Thousands)*(5)


+12%
9.6
1.9
7.7
12.8
3.0
9.8
10.7
6.0
4.7
4Q21
4Q22
4Q23
Loans
Credit Cards

Deposit Transactions by Channel


45.5%
33.0%
21.5%
44.7%
33.0%
22.3%
44.7%
31.4%
23.9%
4Q21
4Q22
4Q23
Branch
Mobile
ATM

Zelle Transactions *(Millions)*


+61%
2.66
3.44
4.28
4Q21
4Q22
4Q23

Mobile App Rating (6)


12:34
100%
Regions
GET
Ratings & Reviews
See All
4.8
out of 5
Tap to Rate:

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Includes cross-channel sales capabilities through digital banker dashboard applications. (5) Digital Lending sales represent credit card accounts opened and digitally-assisted loans booked. (6) Represents iOS app store rating

REGIONS 15

Investments in Our Businesses

GENERATING
Consistent Sustainable
Long-term Performance

Investments in talent, technology and strategic acquisitions continue to pay off

CORPORATE

Acquisitions remain well-positioned for revenue synergies: FY23 Clearsight fees up 15%; FY23 Real Estate Capital Markets fees up 13%; Ascentium Capital steadfastly focused on growing cross-sell opportunities

New Franchise Lending unit closed loan volume at 205% of year-end goal; New International Subsidiaries Group expanded support for in-footprint international companies

Steady growth in first year of New Markets Tax Credit platform with $123M of NMTC allocation closed

Proactive outreach involving Treasury Management solutions & fraud mitigation tools to ensure client soundness; FY TM revenue increased 8%

Continued investment in modernizing Sales, Lending, Treasury/Cash Management, Embedded Finance, & Client-Facing Digital platforms

CONSUMER

Industry leading Customer Satisfaction

1st in VISA Power Score for 39 consecutive quarters on Debit

Mobile app improvements: budget planning tools & external transfer functionality; 4Q23 Mobile users increased 6.8% YoY

EnerBank net promoter score of 70, ranks highest among competitors; Continue focus on onboarding quality contractors

Increased marketing in strategic growth markets; Sponsorship of Nashville Predators

$10.9B in MSR acquisition and flow completed in 2023

Continue to grow primary consumer checking accounts & deepen customer relationships; Avg balance of new checking customers higher than pre-pandemic new account vintages by 10-15%

WEALTH

Total Wealth Management Relationship growth of 7.8%(1)

Investment Management & Trust Fee income and Investment Services fee income up 8% YoY; 2023 was another record year

Awarded for 3rd time as *Best Places to Work* by Pension and Investments Magazine; Continue to build, retain & develop the right associates

Continued strength in PWM client loyalty and satisfaction with 86% of clients rating their primary advisor with 5 stars

Launched Regions Wealth Visa® Signature Credit Card with competitive features to address gap in PWM credit product offering & continue to deepen relationships

(1) Total Wealth Management Relationships as of Nov '23 vs Dec '22

REGIONS 16

Treasury Management

GENERATING
Consistent Sustainable
Long-term Performance

Enabling our clients to optimize cash flow and manage risk with a comprehensive & competitive suite of Treasury Management solutions

Steadily Growing our Treasury Management Business

Delivered another record year in 2023

- **+8%** Treasury Management Revenue[1]
- **+7%** Portfolio of Treasury Management Clients[2]
- **+7%** Digital, Payment & Integrated Services Revenue[3]
- **+19%** Global Trade Services Dollar Volume[4]

Earning Recognition for Excellence in Global Trade Finance

- EX-IM 2022 Deal of the Year
- Lender of the Year (2021)
- Highest Delegated Lender Authority
- EX-IM Medium Term Note Financing

- Export Working Capital Lender of the Year (2022 & 2019)
- #1 SBA Export Lender for 4 Consecutive Years
- Export Working Capital Preferred Lender

Continually Investing in Technology & Talent

- Expanding client access via **enhanced digital solutions** and **expanded self-service capabilities**
- Providing additional **online and mobile functionality**
- Launching new **cash flow management tools** and leveraging **APIs**, including new **secure connectivity tools for companies' enterprise systems**
- Enhancing **fraud mitigation** resources
- Simplifying **business travel management** with new Commercial Pay solution
- Adding **Treasury Management sales talent** in core & expansion markets as well as product & support functions
- Expanding support for subsidiaries of international corporations operating in the U.S. by launching the **International Subsidiaries Banking group**

REGIONS 17

(1) YTD Treasury Management Revenue Growth, December '22 to December '23. (2) YoY Client Growth, November '22 to November '23. (3) YoY Digital, Payments & Integrated Revenue, November '22 to November '23. (4) YoY Trade Services Dollar Volume Growth, December '22 to December '23.

Hedging Strategy Update

Hedging helps create a mostly "neutral" interest rate risk position with a well-protected margin in 3.50% range

GENERATING
Consistent Sustainable
Long-term Performance

Cash Flow Hedge Notional[1]

(Quarterly Avg) (Annual Avg)


Swaps
Collars

as of 12/31/2023	4Q23	1Q24	2Q24	3Q24	4Q24	2024	2025	2026	2027	2028	2029
Swap Notional - 3Q23	$18.0B	$21.0B	$21.1B	$20.1B	$19.5B	$20.4B	$19.0B	$16.7B	$12.2B	$6.4B	$0.4B
4Q23 Swap Changes	-	-	-	-	-	-	-	-	-	+$0.2B	+$0.3B
Swap Notional - 4Q23	**$18.0B**	**$21.0B**	**$21.1B**	**$20.1B**	**$19.5B**	**$20.4B**	**$19.0B**	**$16.7B**	**$12.2B**	**$6.6B**	**$0.6B**
Swap Receive Rate[1]		**2.89%**	**2.89%**	**2.83%**	**2.85%**	**2.86%**	**2.92%**	**2.94%**	**2.94%**	**3.00%**	**3.35%**
Collar Notional[2]		**$0.5B**	**$0.5B**	**$1.5B**	**$1.5B**	**$1.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$1.0B**	**$0.0B**

4Q 2023 Activity

Cash Flow Hedging - Added protection in outer years

- Added $250M in forward-starting (Jan '28), 3-year receive-fixed swaps (3.26%)

Fair Value Hedging - Opportunistically adjusted net interest income sensitivity

- Added $1.2B in 14-month pay-fixed swaps against AFS securities (4.9%)
- Added $252M in 12-month receive-fixed swaps against time deposits (4.9%)

Fair Value Swaps[1]

	Notional	Fixed Rate	Maturity
AFS Securities[3]	$1.3B	4.8%	1.4 years
Debt[3]	$1.4B	0.6%	2.8 years
Time Deposits[3]	$.3B	4.9%	1 year

REGIONS

18

(1) Floating rate leg of swaps vs overnight SOFR. No BSBY exposure in hedge accounting strategies. (2) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (3) Fair value hedges on securities pay fixed; fair value hedges on debt and time deposits receive fixed.

Securities Portfolio

Provides downside rate protection/liquidity

GENERATING Consistent Sustainable Long-term Performance

- Portfolio constructed to protect against changes in market rates
  - Duration is fully extended at ~4.5 years as of 12/31/2023; provides offset to long-duration deposit book
  - ~39% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs)
  - MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations
- 96% US Government or Agency guaranteed
  - $1.1B high quality, investment grade corporate bond portfolio is short-dated (1.9 year duration) and well diversified across sectors and issuers
  - The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties
- 97% classified as Available-for-Sale
- Reinvested all paydowns within the quarter and opportunistically added $500M to the portfolio given attractive rate and spread levels
- In Q4, purchases were accretive to portfolio yield by ~3.20% vs paydowns/maturities
- Pre-Tax unrealized losses on AFS Securities expected to decline ~20% by year end 2024 and ~39% by year end 2025[(2)]

Securities portfolio composition[(1)]



Corporate Bonds 4%
Agency/UST 8%
Non-Agency CMBS —%
Agency CMBS 27%
$28.9B
Agency MBS 61%

Pre-Tax AFS Unrealized Losses[(2)]

% Represents Cumulative Decline



$—
$(1)
$(2)
$(3)
-20%
-39%
-58%
12/31/23
YE 2024
YE 2025
YE 2026

(1) Includes AFS securities, the $2.8B unrealized AFS loss, and $762M HTM securities as of 12/31/2023 (excludes $46.2M unrealized HTM loss)
(2) $ in Billions. Estimated, using market forward interest rates and the portfolio as of 12/31/2023.

REGIONS 19

Higher Risk Industry Segments

(Outstanding balances as of December 31, 2023)

GENERATING Consistent Sustainable Long-term Performance

Business Services High Risk Segments						
Portfolio ($ in millions)	BAL$[1]	% of Total Loans	NPL	NPL/Loans	ACL	ACL/Loans
Consumer Discretionary Goods *Retail Trade & Consumer Manufacturing*	$2,718	2.8%	$17	0.6%	$56	2.1%
Trucking	1,492	1.5%	35	2.3%	59	4.0%
Healthcare *Goods and Services & Facilities*	1,771	1.8%	10	0.6%	47	2.6%
Office	***1,517***	***1.5%***	***115***	***7.5%***	***63***	***4.3%***
Senior Housing	1,543	1.6%	118	7.7%	57	3.7%
Total High Risk Segments	**$9,041**	**9.2%**	**$295**	**3.2%**	**$282**	**3.1%**

Ongoing Portfolio Surveillance

- **Consumer Discretionary:** Consumers are feeling the pinch of higher prices and becoming more selective in their spending choices: many are pulling back from non-discretionary products to focus on value and essentials
- **Trucking:** Leadership does not believe we have seen an inflection point at this point in the trucking industry; contract rates will reset in March/April, which will offer indications of any strengthening in bargaining power for trucking companies
- **Healthcare:** The sector has experienced negative risk migration over the last year primarily due to rising costs (labor, goods, lack of pricing power related to insurance reimbursements); demographic shifts and consistent demand for healthcare support long-term industry performance
- **Senior Housing:** Senior living occupancy increased in the fourth quarter; the government is proposing minimum staffing levels for nursing homes, which will add to the expense pressures and may limit admissions

- Office: Consists of 90% Class A and 10% Class B in terms of secured loan commitments
  - WA LTV ~65.5% (based on appraisal at origination or most recent received); Sensitized WA LTV ~100.7% using GreenStreet[2]
  - 62.6% of secured committed exposure is located in the Sunbelt of which 85.8% is Class A.
  - 76% of secured committed exposure is in Suburban locations with 24% in Urban
  - Average property leasing status for office loans maturing in the next 12 months is ~85% (~83% Occupancy)
  - 37.5% of secured committed exposure is Single-Tenant

REGIONS 20

(1) Amounts exclude Held For Sale loans and portfolio groupings are not mutually exclusive. (2) GreenStreet Commercial Property Price Index as of January 5, 2024 - change in commercial property value for business office at a 35% discount.

Commercial Real Estate

(Outstanding balances as of December 31, 2023)

GENERATING Consistent Sustainable Long-term Performance

Highly Diversified Total IRE Portfolio

(including Unsecured CRE)



$15.6B
Res. Homebuilders 6.5%
Other 3.9%
Hotel 4.9%
Healthcare 8.8%
Retail 9.4%
Residential Land 0.6%
Office 9.7%
Data Center 2.2%
Diversified 14.1%
Condo –%
Industrial 13.9%
Commercial Land 0.1%
Apartments 25.9%

Yearly IRE Loan Maturities



$3,000
$2,000
$1,000
$–
3%
37%
32%
18%
7%
3%
Matured
2024
2025
2026
2027
>5years
Multi-Family
Office
Other Real Estate
Total Real Estate

REITs within Total:



$5.4B
Data Center 5%
Diversified 23%
Hotel 10%
Industrial 24%
Other 9%
Retail 21%
Apartments 6%
Office 2%

	$ in billions		% of Total Loans
Unsecured CRE *(incl. REITS)*	$	6.8	6.9 %
IRE		8.8	9.0 %
Total[(1)]	**$**	**15.6**	**15.9 %**

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 64% of REITs are investment grade or mapped to IG risk rating (provide loss insulation to overall portfolio)
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Business Offices secured = ~93% / unsecured = ~7%
- Total IRE (incl unsec. CRE) to Risk Based Capital[(2)]: 114% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 23% are well below supervisory limits (300%/100%)

(1) Excludes $5.2B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 9/30/2023 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS 21

22 $1,677 $47 $12 $(9) $(27) $1,700 Allowance for Credit Losses 12/31/2023 • 4Q allowance increased $23M compared to the prior quarter, resulting in a $155M provision expense • Primary driver of the net increase in ACL was adverse risk migration and continued credit quality normalization QoQ Highlights ($ in millions) 09/30/2023 Portfolio Changes Economic/ Qualitative Changes Specific Reserve Changes Consumer Loan Sale

23 Pre-R&S period 4Q2023 1Q2024 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 3Q2025 4Q2025 Real GDP, annualized % change 1.2% 1.3% 1.4% 1.8% 2.1% 2.4% 2.5% 2.5% 2.3 % Unemployment rate 3.8% 3.8% 3.9% 4.0% 4.1% 4.1% 4.1% 4.0% 3.9 % HPI, year-over-year % change 4.6% 4.1% 3.1% 1.5% 1.5% 1.9% 2.5% 2.8% 3.0 % CPI, year-over-year % change 3.2% 2.7% 2.6% 2.4% 2.4% 2.5% 2.6% 2.5% 2.5 % Base R&S Economic Outlook (As of December 2023) • A single, base economic forecast represents Regions’ internal outlook for the economy over the reasonable & supportable forecast period. • Economic uncertainty is accounted for through qualitative adjustments to our modeled results. • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments.

24 As of 12/31/2023 As of 12/31/2022 (in millions) Loan Balance ACL ACL/Loans Loan Balance ACL ACL/Loans C&I $50,865 $697 1.37% $50,905 $628 1.23 % CRE-OO mortgage 4,887 110 2.25% 5,103 102 2.00 % CRE-OO construction 281 7 2.38% 298 7 2.29 % Total commercial $56,033 $814 1.45% $56,306 $737 1.31 % IRE mortgage 6,605 169 2.56% 6,393 114 1.78 % IRE construction 2,245 36 1.63% 1,986 28 1.38 % Total IRE $8,850 $205 2.32% $8,379 $142 1.69 % Residential first mortgage 20,207 100 0.50% 18,810 124 0.66 % Home equity lines 3,221 80 2.49% 3,510 77 2.18 % Home equity loans 2,439 23 0.94% 2,489 29 1.17 % Consumer credit card 1,341 138 10.24% 1,248 134 10.75 % Other consumer- exit portfolios 43 1 3.09% 570 39 6.80 % Other consumer 6,245 339 5.43% 5,697 300 5.28 % Total consumer $33,496 $681 2.03% $32,324 $703 2.18 % Total $98,379 $1,700 1.73% $97,009 $1,582 1.63 % Allowance Allocation • Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the YE 2023 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.62%.

25 All Other Commercial 3.7% Investor Real Estate 13.7% Financial Services 11.7% CRE Unsecured, including REITs 10.4% Govt. Education 10.3% Consumer Services 8.8% Technology Services 7.9% Manufacturing 7.4% Energy 2.3% Agriculture 0.4% Utilities 4.7% Business Services 7.6% Distribution 6.2% Healthcare 4.9% Well Positioned for Next Downturn $64.9B Highly Diversified Business Portfolio(1) (1) Balances as of 12/31/2023. (2) CRE Unsecured consists 75% of REITs. (2)

26 Consumer Lending Portfolio • Avg. origination FICO 762 • Current LTV 53% • 98% owner occupied • Avg. origination FICO 770 • Current LTV 35% • 65% of portfolio is 1st lien • Avg. loan size $34,700 • $136M to convert to amortizing or balloon during 2024 • Avg. origination FICO 781 • Avg. new loan $16,137 • 4Q23 Yield 7.95% • Avg. origination FICO 785 • Avg. new line $7,813 • 4Q23 Yield 15.29% • 4Q23 QTD NCO 3.98% 4% 6% 4% 4% 12% 6% 8% 17% 10% 82% 63% 77% 2% 2% 3% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 12/31/2023. Consumer R/E secured balances comprise 77% of the Consumer portfolio while Consumer non-R/E balances comprise 23% of the Consumer portfolio. (2) Other Consumer consists primarily of EnerBank and Direct portfolios. Residential Mortgage Consumer Credit Card Home Equity Other Consumer(2)

Leveraged Portfolio

(Outstanding balances as of December 31, 2023)

GENERATING
Consistent Sustainable
Long-term Performance

Diversified Portfolio



Other (Portfolios <5% of total)
23%
Administrative, Support, Waste & Repair
6%
Religious, Leisure, Personal & Non-Profit Services
6%
Utilities
5%
Wholesale
12%
Manufacturing
8%
Professional, Scientific & Technical Services
16%
Information
24%
$3.0B

Important Factors

- Consistent with Moody's historical Regional Bank Survey definition; Commitments >$5M with funded debt to EBITDA>4.0x
  - Commitments are $4.0B
- Not a strategic growth objective; used to support client relationships
- Sponsor-owned clients as a percentage of total portfolio continue to decline
- Enhanced centralized underwriting, servicing, and credit adjudication
- Limited participation in the highest risk segments of leveraged loans - Covenant Lite & Term Loan B
- Approximately 95% of leveraged loans outstanding are also SNCs

REGIONS 27

SNC Portfolio

(Outstanding balances as of December 31, 2023)

GENERATING Consistent Sustainable Long-term Performance

Shared National Credit Balances by Sector



Other (Portfolios <5% of total) 16%
CRE Unsecured Non-REIT 5%
CRE Unsecured REIT 19%
Financial Services 18%
Technology Services 12%
Commodities 10%
Manufacturing 7%
Distribution 7%
Business Services 6%
$25.9B

Portfolio Characteristics

- Improved portfolio composition and asset quality through focus on lower risk segments
- 48% of balances consist of investment grade or select portfolios[1]; IG mix increased 6% since 2020
- 11% of balances are leveraged[2]
- Regions is agent or holds a title role for over half of SNC balances
- For YTD 3Q23, Regions market share ranked above its Peer group median in the Agent Only league table standings[3]
- ~2/3's of capital markets revenue is attributable to SNC-related relationship[4]
- ~2/3's of Corp Bank's top-50 NIR producing relationships are SNC-related[4]
- >3/4's of SNC-related relationships have generated an NIR fee or deposit[4]

(1) Select portfolios include Real Estate Investment Trusts (REITs), asset securitizations, investment grade utilities, subscription lines and Superior Transaction and Return Relationships (STARR). (2) Consistent with Moody's historical Regional Bank Survey definition. (3) Sourced from LSEG Loan Connector (formerly Refinitive) Agent Only League Table Data where peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (4) Over the trailing 36-month period.

REGIONS 28

29 Management uses computations of earnings and certain other financial measures, which exclude certain adjustments that are included in the financial results presented in accordance with GAAP, to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common shareholders’ equity, tangible common book value per share, and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity, tangible common book value per share, and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. The Company also presents accumulated other comprehensive excluding adjustments to arrive at adjusted accumulated other comprehensive income (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove the effects of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non- GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP Information

30 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC special assessment (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — (4) — — Early extinguishment of debt 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

31 Non-GAAP Reconciliation Adjusted Net Charge-Offs and Ratio For the Quarter Ended ($ amounts in millions) 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 Net loan charge-offs (GAAP) $ 132 $ 101 $ 81 $ 83 $ 69 Less: charge-offs associated with the sale of unsecured consumer loans 35 — — — — Adjusted net loan charge-offs (non-GAAP) $ 97 $ 101 $ 81 $ 83 $ 69 Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.39% 0.40% 0.33% 0.35% 0.29%

Non-GAAP Reconciliation

Pre-tax Pre-Provision Income (PPI)

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)	Quarter Ended 12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	4Q23 vs. 3Q23		4Q23 vs. 4Q22	
Net income available to common shareholders (GAAP)	**$ 367**	$ 465	$ 556	$ 588	$ 660	$ (98)	(21.1)%	$ (293)	(44.4)%
Preferred dividends (GAAP)	**24**	25	25	24	25	(1)	(4.0)%	(1)	(4.0)%
Income tax expense (GAAP)	**80**	129	147	177	187	(49)	(38.0)%	(107)	(57.2)%
Income before income taxes (GAAP)	**471**	619	728	789	872	(148)	(23.9)%	(401)	(46.0)%
Provision for (benefit from) credit losses (GAAP)	**155**	145	118	135	112	10	6.9 %	43	38.4 %
Pre-tax pre-provision income (non-GAAP)	**626**	764	846	924	984	(138)	(18.1)%	(358)	(36.4)%
Other adjustments:									
Securities (gains) losses, net	**2**	1	—	2	—	1	100.0 %	2	NM
Leveraged lease termination gains, net	**(1)**	—	—	(1)	—	(1)	NM	(1)	NM
Insurance proceeds	**—**	—	—	—	(50)	—	NM	50	100.0 %
FDIC special assessment	**119**	—	—	—	—	119	NM	119	NM
Salaries and employee benefits—severance charges	**28**	3	—	—	—	25	NM	28	NM
Branch consolidation, property and equipment charges	**3**	1	1	2	5	2	200.0 %	(2)	(40.0)%
Early extinguishment of debt	**(4)**	—	—	—	—	(4)	NM	(4)	NM
Professional, legal and regulatory expenses	**1**	—	—	—	—	1	NM	1	NM
Total other adjustments	**148**	5	1	3	(45)	143	NM	193	428.9 %
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 774**	$ 769	$ 847	$ 927	$ 939	$ 5	0.7 %	$ (165)	(17.6)%

NM - Not Meaningful

REGIONS 32

Non-GAAP Reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended 12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	4Q23 vs. 3Q23		4Q23 vs. 4Q22	
Non-interest expense (GAAP)	A	**$ 1,185**	$ 1,093	$ 1,111	$ 1,027	$ 1,017	$ 92	8.4 %	$ 168	16.5 %
Adjustments:										
FDIC special assessment		**(119)**	—	—	—	—	(119)	NM	(119)	NM
Branch consolidation, property and equipment charges		**(3)**	(1)	(1)	(2)	(5)	(2)	(200.0)%	2	40.0 %
Salary and employee benefits—severance charges		**(28)**	(3)	—	—	—	(25)	NM	(28)	NM
Early extinguishment of debt		**4**	—	—	—	—	4	NM	4	NM
Professional, legal and regulatory expenses		**(1)**	—	—	—	—	(1)	NM	(1)	NM
Adjusted non-interest expense (non-GAAP)	B	**$ 1,038**	$ 1,089	$ 1,110	$ 1,025	$ 1,012	$ (51)	(4.7)%	$ 26	2.6 %
Net interest income (GAAP)	C	**$ 1,231**	$ 1,291	$ 1,381	$ 1,417	$ 1,401	$ (60)	(4.6)%	$ (170)	(12.1)%
Taxable-equivalent adjustment		**13**	13	12	13	13	—	— %	—	— %
Net interest income, taxable-equivalent basis	D	**$ 1,244**	$ 1,304	$ 1,393	$ 1,430	$ 1,414	$ (60)	(4.6)%	$ (170)	(12.0)%
Non-interest income (GAAP)	E	**580**	566	576	534	600	14	2.5 %	(20)	(3.3)%
Adjustments:										
Securities (gains) losses, net		**2**	1	—	2	—	1	100.0 %	2	NM
Leveraged lease termination gains		**(1)**	—	—	(1)	—	(1)	NM	(1)	NM
Insurance Proceeds		**—**	—	—	—	(50)	—	NM	50	100.0 %
Adjusted non-interest income (non-GAAP)	F	**$ 581**	$ 567	$ 576	$ 535	$ 550	14	2.5 %	$ 31	5.6 %
Total revenue	C+E=G	**$ 1,811**	$ 1,857	$ 1,957	$ 1,951	$ 2,001	$ (46)	(2.5)%	$ (190)	(9.5)%
Adjusted total revenue (non-GAAP)	C+F=H	**$ 1,812**	$ 1,858	$ 1,957	$ 1,952	$ 1,951	$ (46)	(2.5)%	$ (139)	(7.1)%
Total revenue, taxable-equivalent basis	D+E=I	**$ 1,824**	$ 1,870	$ 1,969	$ 1,964	$ 2,014	$ (46)	(2.5)%	$ (190)	(9.4)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	**$ 1,825**	$ 1,871	$ 1,969	$ 1,965	$ 1,964	$ (46)	(2.5)%	$ (139)	(7.1)%
Efficiency ratio (GAAP)	A/I	**65.0 %**	58.5 %	56.4 %	52.3 %	50.5 %				
Adjusted efficiency ratio (non-GAAP)	B/J	**56.9 %**	58.2 %	56.4 %	52.2 %	51.6 %				
Fee income ratio (GAAP)	E/I	**31.8 %**	30.3 %	29.3 %	27.2 %	29.8 %				
Adjusted fee income ratio (non-GAAP)	F/J	**31.8 %**	30.3 %	29.3 %	27.2 %	28.0 %				

NM - Not Meaningful

REGIONS 33

34 Non-GAAP Reconciliation NII, non-interest income/expense, and efficiency ratio Twelve Months Ended December 31 ($ amounts in millions) 2023 Non-interest expense (GAAP) A $ 4,416 Adjustments: FDIC assessment (119) Branch consolidation, property and equipment charges (7) Salaries and employee benefits—severance charges (31) Early extinguishment of debt 4 Professional, legal and regulatory expenses (1) Adjusted non-interest expense (non-GAAP) B $ 4,262 Net interest income (GAAP) C $ 5,320 Taxable-equivalent adjustment 51 Net interest income, taxable-equivalent basis D $ 5,371 Non-interest income (GAAP) E $ 2,256 Adjustments: Securities (gains) losses, net 5 Leveraged lease termination gains (2) Adjusted non-interest income (non-GAAP) F $ 2,259 Total revenue C+E= G $ 7,576 Adjusted total revenue (non-GAAP) C+F=H $ 7,579 Total revenue, taxable-equivalent basis D+E=I $ 7,627 Adjusted total revenue, taxable-equivalent basis (non-GAAP) D+F=J $ 7,630 Efficiency ratio (GAAP) A/I 57.9 % Adjusted efficiency ratio (non-GAAP) B/J 55.9 % Fee income ratio (GAAP) E/I 29.6 % Adjusted fee income ratio (non-GAAP) F/J 29.6%

35 Year Ended Quarter Ended ($ amounts in millions) 2023 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders (GAAP) A $ 1,976 $ 367 $ 465 $ 556 $ 588 $ 660 Average shareholders' equity (GAAP) $ 16,522 $ 16,274 $ 16,468 $ 16,892 $ 16,457 $ 15,442 Less: Average intangible assets (GAAP) 5,960 5,944 5,955 5,966 5,977 5,996 Average deferred tax liability related to intangibles (GAAP) (106) (109) (106) (104) (103) (105) Average preferred stock (GAAP) 1,659 1,659 1,659 1,659 1,659 1,659 Average tangible common shareholders' equity (non-GAAP) B $ 9,009 $ 8,780 $ 8,960 $ 9,371 $ 8,924 $ 7,892 Less: Average AOCI, after-tax (3,410) (3,925) (3,684) (2,936) (3,081) (3,535) Average tangible common shareholders' equity excluding AOCI (non-GAAP) C $ 12,419 $ 12,705 $ 12,644 $ 12,307 $ 12,005 $ 11,427 Return on average tangible common shareholders' equity (non-GAAP) A/B 21.93% 16.57% 20.58% 23.82% 26.70% 33.20 % Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) A/C 15.91% 11.45% 14.58% 18.14% 19.85% 22.91 % Non-GAAP Reconciliation Return on average tangible common shareholders' equity

36 Quarter Ended ($ amounts in millions) 12/31/2023 9/30/2023 ADJUSTED CET1 RATIO Common equity(1) A $ 12,976 $ 13,056 Adjustments: AOCI gain (loss) on securities(2) (2,064) (3,084) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (451) (403) Adjusted common equity (non-GAAP) B $ 10,461 $ 9,569 Total risk-weighted assets(1) C $ 126,826 $ 126,900 CET1 ratio(1)(3) A/C 10.2% 10.3 % Adjusted CET1 ratio (non-GAAP)(1)(3) B/C 8.2% 7.6 % Non-GAAP Reconciliation Adjusted CET1- inclusive of AOCI(4) (1) Common equity as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

37 As of and for Quarter Ended ($ amounts in millions, except per share data) 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 TANGIBLE COMMON RATIOS Shareholders’ equity (GAAP) A $ 17,429 $ 16,100 $ 16,639 $ 16,883 $ 15,947 Less: Preferred stock (GAAP) 1,659 1,659 1,659 1,659 1,659 Intangible assets (GAAP) 5,938 5,949 5,959 5,971 5,982 Deferred tax liability related to intangibles (GAAP) (112) (108) (106) (104) (103) Tangible common shareholders’ equity (non-GAAP) B $ 9,944 $ 8,600 $ 9,127 $ 9,357 $ 8,409 Total assets (GAAP) C $ 152,194 $ 153,624 $ 155,656 $ 154,135 $ 155,220 Less: Intangible assets (GAAP) 5,938 5,949 5,959 5,971 5,982 Deferred tax liability related to intangibles (GAAP) (112) (108) (106) (104) (103) Tangible assets (non-GAAP) D $ 146,368 $ 147,783 $ 149,803 $ 148,268 $ 149,341 Shares outstanding—end of quarter E 924 939 939 935 934 Total equity to total assets (GAAP) A/C 11.45% 10.48% 10.69% 10.95% 10.27 % Tangible common shareholders’ equity to tangible assets (non-GAAP) B/D 6.79% 5.82% 6.09% 6.31% 5.63 % Tangible common book value per share (non-GAAP) B/E $ 10.77 $ 9.16 $ 9.72 $ 10.01 $ 9.00 Non-GAAP Reconciliation Tangible Common Ratios

38 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • The impact of pandemics, including the COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Changing interest rates could negatively impact the value of our portfolio of investment securities. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • The effects of social media on market perceptions of us and banks generally. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. Forward-Looking Statements

39 • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. Forward-Looking Statements (continued)

40 • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to achieve our expense management initiatives. • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)

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